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                                                                   EXHIBIT 10.10

                   CONSULTING AND NON-COMPETITION AGREEMENT
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     THIS CONSULTING, AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of April 1, 2000 between CLICK COMMERCE, INC., a Delaware corporation (the "Company"), and Les Shroyer (the "Consultant").

     WHEREAS, Consultant has valuable knowledge regarding the Company's industry and business;

     WHEREAS, the Company desires to retain the Consultant to obtain the benefit of Consultant's service and allegiance, and the Consultant desires to accept such retention, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Consulting Relationship.  The Company hereby engages the Consultant as a
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consultant, and the Consultant agrees to accept such engagement, upon the terms and conditions set forth herein. The Company and Consultant do hereby acknowledge that the relationship between Company and Consultant shall be solely that of an independent contractor and that Consultant shall not be treated as an employee for any purpose.

2.  Consulting Period.  The term of this Agreement hereunder shall commence on
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the date hereof and continue until terminated as provided herein (the
"Consulting Period"). It is anticipated that Consultant shall spend approximately 100 days during calendar year 2000 performing consulting services for the Company.

3. Consulting Services. Consultant shall provide services in the following areas:

     (a) market requirements and product definition decisions (feature and functionaility strategy),

     (b)  product architecture and application definition;

     (c)  marketing message development for enterprise clients;

     (d) business development for strategic relationships with systems integrators and vendors with whom the Company must integrate; and

     other related matters as may reasonably be requested by the Company from time to time during the Consulting Period.

4.  Other Activities.  During the Consulting Period, the Consultant may engage
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in any other business or professional activities, either on a full-time or part-
time basis, so long as such activities, either singly or in the aggregate, do not interfere with the proper performance of his duties and responsibilities to the Company or violate the provisions of Sections 7 or 9 hereof.
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5.  Compensation and Other Terms of Engagement.
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     (a)  Compensation. In consideration of the performance of his services for
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the Company as required hereunder, during the Consulting Period, Consultant shall be granted options to purchase 10,000 shares of common stock, par value $0.001 per share, of the Company at an exercise price of $5.25 per share, which options will be granted pursuant to, and be subject to vesting in accordance with, the terms and conditions of the Click Commerce, Inc. Stock Option Plan and the stock option agreement attached hereto as Exhibit A. Consultant shall
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receive no other compensation for his services hereunder.

     (b)  Taxes. Consultant shall be responsible for all taxes, including self-
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employment taxes due on payments made under this agreement.

     (c)  Business Expenses. The Company shall reimburse the Consultant for
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expenses (including, without limitation, travel and accommodations at the level, class and manner provided to senior executive employees of the Company), which the Consultant may from time to time reasonably incur on behalf of, and at the request of the Company in the performance of services under this Agreement; provided, however, that the Consultant shall be required to account to the Company for such expenses in the manner prescribed by the Company. In determining expenses reasonably incurred in the performance of his duties, the Consultant shall be reimbursed consistent with the Company's policy on reimbursement as applied to its senior executives.

6.  Termination of Agreement.  Either party may terminate Consultant's
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engagement hereunder at any time and for any reason by providing the other party written notice of such termination.

7.  Records and Confidential Data.
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     (a)  Acknowledgement of Confidential Information. The Consultant
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acknowledges that in connection with the performance of services as a consultant pursuant to the terms of this Agreement the Company will make available to the Consultant, or the Consultant will have access to, certain Confidential Information (as defined below) of the Company and its affiliates. The Consultant acknowledges and agrees that any and all Confidential Information learned or obtained by the Consultant while engaged as a consultant to the Company or otherwise whether developed by the Consultant alone or in conjunction with others or otherwise, shall be and is the property of the Company and its affiliates.

     (b)  Obligations Relating to Confidential Information.  The Confidential
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Information will be kept confidential by the Consultant, will not be used in any manner which is detrimental to the Company, will not be used other than in connection with the Consultant's discharge of his duties hereunder, and will be safeguarded by the Consultant from unauthorized disclosure.

     (c)  Return of Confidential Information.  Following the termination of this
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Agreement, as soon as possible after the Company's written request, the
Consultant will return to the Company all written Confidential Information which has been provided to the Consultant and the Consultant will destroy all copies of any analyses, compilations, studies or other documents

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prepared by the Consultant or for the Consultant's use containing or reflecting any Confidential Information.

     (d)  Confidential Information Defined.  For the purposes of this Agreement,
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"Confidential Information" shall mean all confidential and proprietary information of the Company, and its affiliates, including, without limitation, the Company's marketing strategies, pricing policies or characteristics, customers and customer information, product or product specifications, designs, manufacturing processes, manufacturing costs, cost of materials, customer lists, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations, or other information of similar character. For purposes of this Agreement, the Confidential Information shall not include and the Consultant's obligations under this Section 7 shall not extend to (i) information which is generally available to the public, (ii) information obtained by the Consultant from third persons not under agreement to maintain the confidentiality of the same, (iii) information which is required to be disclosed by law or legal process and (iv) information independently developed by the Consultant without breach of this Agreement.

     (e)  Construction. Any reference to the Company in this Section 7 shall
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apply to the Company and/or its subsidiaries, as context requires. For the purposes of this Agreement, with respect to the Company "subsidiaries" means any entity in which the Company directly or indirectly owns an equity interest or any interests convertible into an equity interest.

     (f)  Survival. This Section 7 shall survive the termination of this
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Agreement.

8.  Assignment of Inventions.
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     (a)  Definition of Inventions. "Inventions" mean discoveries, developments,
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concepts, ideas, methods, designs, improvements, inventions, formulas, processes, techniques, programs, know-how and data, whether or not patentable or registerable under copyright or similar statutes, except any of the foregoing that (i) is not related to the business of the Company or its affiliates, (ii) does not involve the use of any equipment, supplies, facility or Confidential Information of the Company, (iii) was developed entirely on the Consultant's own time, and (iv) does not result from any work performed by the Consultant for the Company.

     (b)  Assignment.  The Consultant agrees to and hereby does assign to the
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Company, without further consideration, all of his right, title and interest in any and all Inventions he may make during the term hereof.

     (c)  Duty to Disclose and Assist. The Consultant agrees to promptly
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disclose in writing all Inventions to the Company, and to provide (without cost or expenses to Consultant) all assistance reasonably requested by the Company in the preservation of the Company's interests in the Inventions including obtaining patents in any country throughout the world. Such services will be without additional compensation.

     (d)  Ownership of Copyrights. The Consultant agrees that any work prepared
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for the Company which is eligible for United States copyright protection or protection under the Universal Copyright Convention, the Berne Copyright Convention and/or the Buenos Aires

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Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company. If any such work is deemed not to be a work made for hire for any reason, the Consultant hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of the Company's copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to the Consultant. The Consultant hereby agrees to and does hereby waive the enforcement of all moral rights with respect to the work developed or produced hereunder, including without limitation any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

     (e)  Litigation. The Consultant agrees to render assistance and cooperation
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to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which the Consultant has or may have reason to have knowledge, information or expertise. Such services will be for reasonable compensation and subject to Consultant's reasonable availability.

     (f)  Construction. Any reference to the Company in this Section 8 shall
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apply to the Company and/or its subsidiaries, as context requires. For the purposes of this Agreement, with respect to the Company "subsidiaries" means any entity in which the Company directly or indirectly owns an equity interest or any interests convertible into an equity interest.

     (g)  Survival. This Section 8 shall survive the termination of this
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Agreement.

9.  Covenants Not to Compete.
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     (a)  Non-disclosure of Confidential Information and Trade Secrets.
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Consultant covenants and agrees that during the Consulting Period and thereafter, except as may be required in performance of Consultant's services to the Company, Consultant shall not disclose any Confidential Information. This covenant is not intended to, and does not limit in any way Consultant's duties and obligations to the Company under statutory and common law not to disclose or make personal use of the Company's Confidential Information or trade secrets.

     (b)  Non-Interference with Customer Accounts. Consultant covenants and
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agrees that during the Consulting Period and for a period of two (2) years thereafter, Consultant shall not directly or indirectly, personally or on behalf of any other person, business, corporation, or entity, contact or do business with any customer of the Company with respect to any product, business or activity which is competitive with any product business or activity of the Company (a "Competitive Activity"). With regard to the Consultant's post-Consulting Period obligations, this covenant applies to those customers and the related entities of the customers to which the Company sold its products, parts or services during the twelve-month period prior to the termination of the Consulting Period, and those prospective customers with which the Company actively pursued sales during the twelve-month period prior to such termination

     (c)  Non-Competition. Subject to such matters and activities as may be
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approved by the Board of Directors of the Company in writing, Consultant covenants and agrees that during

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the Consulting Period and for a period of two (2) years thereafter, Consultant shall not directly or indirectly own an interest in, operate, join, control, advise, consult to, work for, serve as a director of, have a financial interest, or participate in any corporation, partnership, proprietorship, firm, association, person, or other entity that engages (or engaged) in any Competitive Activity at the time of termination of the Consulting Period and/or during the six month period prior thereto. This Covenant (as defined below) applies in any country, territory or jurisdiction in which the Company is doing business or making an active effort to do business at the time that this Agreement is terminated. This Covenant does not prohibit the mere passive ownership of less than one percent (1%) of the outstanding stock of any publicly traded corporation as long as Consultant is not otherwise in violation of this Covenant.

     (d)  No Diversion.  Consultant shall not divert or attempt to divert or
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take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Company or its subsidiaries, affiliates, distributors or representatives, which Consultant became aware of as the result of his engagement by the Company.

     (e)  Non-Recruitment.  Consultant agrees that the Company has invested
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substantial time and effort in assembling its present workforce. Accordingly,
Consultant covenants and agrees that during his employment and for a period of two (2) years following the termination of his employment, Consultant shall not hire away, nor directly or indirectly entice or solicit or seek to induce or influence any of the Company's employees to leave their employment.

     (f)  Remedies.  Consultant acknowledges that should he violate any of the
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covenants contained in paragraphs 7, 8, 9(a), (b), (c), (d) and (e) above
(collectively "Covenants"), it will be difficult to determine the resulting damages to the Company and, in addition to any other remedies it may have, the Company shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. The Company may elect to seek one or more of these remedies at its sole discretion on a case by case basis. Failure to seek any or all remedies in one case does not restrict the Company from seeking any remedies in another situation. Such action by the Company shall not constitute a waiver of any of its rights.

     (g)  Severability and Modification of Any Unenforceable Covenant. It is the
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parties' intent that each of the Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties' intent that if any term, provision or condition of the Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties' intent that if a court should determine any of the Covenants are unenforceable because of over breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

     (h)  Tolling.  In the event of the breach by Consultant of any Covenant the
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running of the period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of Consultant's compliance with the Covenants.

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     (i)  No Other Defenses. Consultant agrees that the Covenants shall be enforced independently of any other obligations between the parties, and that the existence of any other claim or defense shall not affect the enforceability of the Covenants or the remedies provided herein. This Agreement shall be in addition to and shall not replace any other restrictive covenant Agreement that Consultant may currently have with the Company or any related entity or may hereinafter enter into with the Company or any related entity.

     (j)  No Assignment.  This Agreement and the rights and duties hereunder are
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personal to the Consultant and shall not be assigned, delegated, transferred, pledged or sold by the Consultant without the prior written consent of the Company. The Consultant hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party in connection with (i) the sale of all or substantially all of the assets of the Company or (ii) a merger or consolidation involving the Company. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

     (k)  Survival.  This Section 9 shall survive the termination of this
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Agreement.

10.  Indemnification
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     (a)  Trade Secrets and Other Protected Information.  Consultant hereby
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indemnifies and shall hold harmless (including reasonable attorneys' fees) the
Company (hereinafter referred to as "Indemnified Party") against all liability to third parties (other than liability solely the fault of the Indemnified Party) arising from or in connection with the violation of any third party's trade secrets, information, trademarks, copyright or patent rights in connection with the performance of the consulting services under this Agreement.

     (b)  Personal Injury and Property Damage Indemnification.  Each party shall
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defend, indemnify, and hold the other (Indemnified Party) harmless from and against any and all claims, losses, damages, judgments, costs, and expenses (including attorney's fees) which the Indemnified Party may suffer or incur arising out of or in connection with injuries to persons (including death) or loss of, or damage to, property, occasioned by negligence, unlawful act, or willful misconduct of the Indemnifying Party provided the other party promptly notifies the Indemnifying Party in writing of the claim and permits the Indemnifying Party to control the direction of the litigation and selection of counsel. The Indemnifying Party also reserves the right to control any settlement.

     (c)  Duration of Indemnification. Obligations to indemnify any Indemnified
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Party will survive the expiration or termination of this Agreement by either party for any reason. Either party may, as its option, conduct the defense in any third party action arising as described herein and the Indemnified Party agrees to cooperate with such defense to the fullest extent possible.

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11.  Miscellaneous Provisions.
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     (a)  Notices. All notices, offers or other communications required or
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permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) if delivered personally or (ii) after the expiration of five days from the date upon which such notice was mailed from within the United States by certified mail, return receipt requested, postage prepaid, (iii) upon receipt by prepaid telegram or facsimile transmission (with written confirmation of receipt) or (iv) after the expiration of the second business day following deposit with documented overnight delivery service. All notices given or made pursuant hereto shall be so given or made to the parties at the following addresses:

          If to the Consultant:

          [____________________]
          __________________________
          __________________________

          If to the Company:

          Click Commerce, Inc.
          200 East Randolph Street, 49th Floor
          Chicago, IL 60601
          Attention: Justin Dearborn, General Counsel

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

     (b)  Severability. If any provision of this Agreement is held by a court of
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competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

     (c)  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Illinois applicable to contracts executed in and to be performed entirely within that state, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern.

     (d)  WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE, RELEASE AND RELINQUISH
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ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS
TO ENFORCE AN ARBITRATOR'S DECISION PURSUANT TO SECTION 10(J) OF THIS AGREEMENT.

     (e)  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be an original, but all of which shall constitute one and the same instrument.

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     (f)  Entire Understanding. This Agreement, including all Recitals hereto
          --------------------
which are incorporated herein by this reference, together with the other agreements and documents being executed and delivered concurrently herewith by the Consultant, the Company and certain of its affiliates, constitute the entire understanding among all of the parties hereto and supersedes any prior understandings and agreements, written or oral, among them respecting the subject matter within.

     (g)  Limitation on Liabilities. If the Consultant is awarded any damages as
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compensation for any breach related to this Agreement or a breach of any covenant contained in this Agreement (whether express or implied by either law or fact), such damages shall be limited to contractual damages and shall exclude
(i) punitive damages and (ii) consequential and/or incidental damages (e.g., lost profits and other indirect or speculative damages).

     (h)  Pronouns and Headings.  As used herein, all pronouns shall include the
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masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     (i)  Amendments. Except as set forth in Sections 9(e) and 10(b) above, this
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Agreement shall not be changed or amended unless in writing and signed by both the Consultant and the Board.

     (j)  Arbitration. Notwithstanding anything herein to the contrary, in the
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event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in the State of Illinois, City of Chicago administered by the American Arbitration Association (the
"AAA"), in accordance with AAA's Commercial Arbitration Rules, to which shall be added the provisions of the Federal Rules of Civil Procedure relating to the Production of Evidence, and the parties agree that the arbitrators may impose sanctions in their discretion to enforce compliance with discovery and other obligations. Such arbitration shall be presided over by a single arbitrator. If the Consultant, on the one hand, and the Company, on the other hand, do not agree on the arbitrator within fifteen (15) days after a party requests arbitration, the arbitrator shall be selected by the Company and the Consultant from a list of five (5) potential arbitrators provided by AAA. Such list shall be provided within ten (10) days of the request of any party for arbitration.
The party requesting arbitration shall delete one name from the list. The other party shall delete one name from the list. This process shall then be repeated in the same order, and the last remaining person on the list shall be the arbitrator. This selection process shall take place within the two (2) business days following both parties' receipt of the list of five (5) potential arbitrators. Hearings in the arbitration proceedings shall commence within twenty (20) days of the selection of the arbitrator or as soon thereafter as the arbitrator is available. The arbitrator shall deliver his or her opinion within twenty (20) days after the completion of the arbitration hearings. The arbitrator's decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrator, the arbitrator's fees and expenses shall be shared equally by the parties.

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     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                              CLICK COMMERCE, INC.


                              By:   /s/ Michael Ferro, Jr.
                                    ------------------------------------
                                    Name:
                                    Title:


                              CONSULTANT:

                              /s/ Les Shroyer
                              -------------------------
                              Les Shroyer

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